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                           PROPOSED CHARTER AMENDMENT
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The Amended and Restated Certificate of Incorporation of the REIT, dated
November 2, 1993, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 2, 1996, as supplemented by the Certificate of Designation, dated June 25, 1998, and the Certificate of Designation, dated April 30, 1999, shall be further amended as follows:

     1. The definition of "Beneficial Ownership Limit" shall be amended to read as follows:

     "Beneficial Ownership Limit" shall mean (A) with respect to any Person other than a Family Group or a member thereof, 6% of the outstanding Equity Stock of the Corporation, (B) with respect to the Family Groups and their members in the aggregate, 37.99% of the outstanding Equity Stock of the Corporation, (C) with respect to the Lebovitz Group and its members in the aggregate, 25.4% of the outstanding Equity Stock of the Corporation, (D) with respect to any single member of the David Jacobs Group or the Richard Jacobs Group that is an Individual, 13.9% of the outstanding Equity Stock of the Corporation, (E) with respect to any two members of the David Jacobs Group or the Richard Jacobs Group that are Individuals, 19.9% of the outstanding Equity Stock of the Corporation and (F) with respect to Jacobs Group and its members in the aggregate, 19.9% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement dated September ___, 2000 among the Corporation, CBL & Associates Limited Partnership, Jacobs Realty Investors Limited Partnership and others (the "Voting and Standstill Agreement")) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(a)(6) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Beneficially Owning Equity Stock in excess of the limitations set forth in clauses (B) or (C) above to the extent that the Lebovitz Group Beneficially Owns not more than the Lebovitz Permitted Ownership Amount and (ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Beneficially Owning Equity Stock in excess of the limitations set forth in clauses (B) or (F) above to the extent that the Jacobs Group Beneficially Owns not more than the Jacobs Permitted Ownership Amount.



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     2. The definition of "Constructive Ownership Limit" shall be amended to read as follows:

     "Constructive Ownership Limit" shall mean (A) with respect to any Person other than a Family Group or a member thereof, 6% of the outstanding Equity Stock of the Corporation and (B) with respect to the Family Groups and their members in the aggregate, 37.99% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(d)(2)(B) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that (I) except as provided in clause (II) hereof, (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit to the extent that the Lebovitz Group Constructively Owns not more than the Lebovitz Permitted Ownership Amount and (ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit to the extent that the Jacobs Group and its members Constructively Own not more than the Jacobs Permitted Ownership Amount and (II) a member of the Lebovitz Group or the Jacobs Group (but not the Lebovitz Group or the Jacobs Group themselves) will be subject to a Constructive Ownership Limit of 9.9% of the outstanding Equity Stock of the Corporation at all times that (x) such member, together with other members of the Lebovitz Group or the Jacobs Group, as the case may be, each of whom Constructively Owns at least 10% of the outstanding Equity Stock of the Corporation, Constructively Own, in the aggregate (a) 10% or more of the total voting power, number of outstanding shares or value of the outstanding shares of any Tenant that is treated as a corporation for federal income tax purposes or (b) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes, (y) such member Constructively Owns an equity interest in such Tenant and (z) the aggregate amount of gross income derived by the Corporation in its immediately preceding taxable year from the Tenants whose ownership is described in clause (x) (taking into account only ownership by such member and other members of the Group that includes such member) exceeded $750,000.

     3. The definition of "Wolford Group" and all references thereto shall be deleted.

     4. Subparagraph (D)(9) of Article IV is amended by substituting "result in violation of Section 856(h) of the Code or the receipt of nonqualified income under Section 856(d)(2)(B) of the Code" for "violate the applicable Ownership Limit" on the fourth-to-last line thereof.


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     5. The following definitions shall be added to Article IV(D)(1):

     "David Jacobs Group" shall mean (i) the widow of David Jacobs, (ii) the lineal descendants of David Jacobs and (iii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i) or (ii).

     "Family Groups" shall mean the Lebovitz Group, the David Jacobs Group and the Richard Jacobs Group.

     "Individuals" shall mean Persons that are treated as "individuals" for purposes of Section 542(a)(2) of the Code.

     "Jacobs Group" shall mean the David Jacobs Group, the Richard Jacobs Group and the members of such groups.

     "Jacobs Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

     "Lebovitz Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

     "Richard Jacobs Group" shall mean (i) Richard Jacobs and each member of his family for purposes of Section 318(a) or 544 of the Code and (ii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i).

     "Share Ownership Agreement" shall mean the Share Ownership Agreement, dated as of [ ] by and between the Corporation, CBL & Associates, Inc., Charles B. Lebovitz, Stephen D. Lebovitz, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust, as such may be amended from time to time by the parties thereto.

     6. The following subparagraph is added to Article IV(D)(3):

     (c) If the Lebovitz Group or a member thereof or the Jacobs Group or a member thereof would otherwise Beneficially Own or Constructively Own shares of Capital Stock in excess of the Lebovitz Permitted Ownership Amount, in the case of the Lebovitz Group and its members, or the Jacobs Permitted Ownership Amount, in the case of the Jacobs Group and its members, then the shares of Equity Stock that otherwise would be so Beneficially Owned or Constructively Owned shall be designated Shares-in-Trust hereunder and, in accordance with subparagraph E of this Article IV, transferred automatically and by operation of law to a Trust; provided, however, that this clause (c) will not apply where the Beneficial and Constructive Ownership of shares of Equity Stock by the Jacobs Group and its members, or the Lebovitz Group and its members, as the case may be, would not violate the limitations that would be


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imposed upon such group and its members if there were no special references to such group and its members in this Certificate of Incorporation.

     7. A new subparagraph (D)(14) shall be added to read as follows:

     No amendment to this Article IV or modification of the Ownership Limits pursuant to Article IV(D)(10) or any successor provision shall be effective if such amendment is adverse to the Jacobs Group or any of its members (unless Jacobs Realty Investors Limited Partnership, a Delaware limited partnership, consents) or to the Lebovitz Group or any of its members (unless LebFam, Inc., a Tennessee corporation, consents) and is not undertaken with unanimous prior approval of the Corporation's Board of Directors. For the avoidance of doubt, a decrease in the Standard Beneficial Ownership Limit or a modification of the Beneficial Ownership Limit in accordance with Article III of the Share Ownership Agreement shall not be treated as adversely affecting the Jacobs Group or its members or the Lebovitz Group or its members. References in this subparagraph (D)(14) to the Jacobs Group or any of its members shall be deemed deleted after the Share Ownership Agreement has terminated with respect to the Jacobs Group and its Members. References in this subparagraph (D)(14) to the Lebovitz Group or any of its members shall be deemed deleted after the Share Ownership Agreement has terminated with respect to the Lebovitz Group and its Members.

     8. A new subparagraph (I) for Article IV shall be added to read as follows:

     Copies of the Voting and Standstill Agreement and the Share Ownership Agreement will be furnished by the Corporation without charge to each shareholder who so requests.


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